UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2024

SOBR SAFE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53316	26-0731818
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 S. Fiddlers Green Circle, Suite 1400

Greenwood Village, Colorado 80111

(Address of principal executive offices) (zip code)

(844) 762-7723

(Registrant’s telephone number, including area code)

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SOBR	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See Item 5.07 for further information regarding the election of directors at the annual stockholders’ meeting held on June 3, 2024.

Item 5.07. Submission of Matters to a Vote of Security Holders.

SOBR Safe, Inc. (the “Company”) convened its 2024 Annual Stockholder Meeting (the “Annual Meeting”) virtually on Monday, June 3, 2024 at 1:00 p.m. Mountain Time via webcast at www.virtualshareholdermeeting.com/SOBR2024. A quorum was present for the Annual Meeting.

At the Annual Meeting, four proposals were submitted to the stockholders for approval as set forth in the 2024 Proxy Statement as filed with the Securities and Exchange Commission on May 13, 2024. As of the record date, April 24, 2024, a total of 20,007,465 shares of common stock of the Company were issued and a total of 19,995,136 shares of common stock were outstanding and entitled to vote. The holders of record of 6,787,124 shares of common stock were present or represented by proxy at said meeting for a total of 6,787,124 votes represented at the meeting. Such amount represented 33.94% of the total shares outstanding and entitled to vote at the Annual Meeting.

At the Annual Meeting, the stockholders approved all four proposals submitted. The final votes on the proposals were cast as set forth below:

1.

Proposal No. 1 – Election of Directors. The stockholders elected the director nominees presented to the stockholders – Steven Beabout, Noreen Butler, Ford Fay, David Gandini, and Sandy Shoemaker – to serve until the Company’s next annual meeting of stockholders, or until their respective successors are duly elected and qualified.

Name	Shares FOR	WITHHOLD Authority To Vote	Broker Non-Vote
Steven Beabout	6,461,455	325,669	0
Noreen Butler	6,463,501	323,623	0
Ford Fay	6,471,369	315,755	0
David Gandini	6,498,155	288,969	0
Sandy Shoemaker	6,363,886	423,238	0

2.	Proposal No. 2 – Say-on-Pay. The stockholders approved, by a nonbinding “say-on-pay” advisory vote, the compensation of our named executive officers.

Shares FOR	Shares AGAINST	ABSTAIN	Broker Non-Vote
6,051,574	630,703	104,847	0

3.	Proposal No. 3 – Say-When-On-Pay. The stockholders voted to conduct future advisory votes on the compensation of the Company’s named executive officers every three years.

Three Years	Two Years	One Year	ABSTAIN	Broker Non-Vote
3,688,256	105,417	2,934,287	59,164	0

4.

Proposal No. 4 – Reverse Stock Split. The stockholders approved the grant to the Board of Directors of discretion (if necessary to maintain a listing of the Company’s common stock on the Nasdaq Capital Market) to amend the Company’s certificate of incorporation to implement a reverse stock split of the outstanding shares of common stock in a range from one-for-two (1:2) up to one-for-one hundred fifty (1:150), or anywhere between, as may be determined by the Board of Directors on or before December 31, 2024

Shares FOR	Shares AGAINST	ABSTAIN
6,248,856	515,198	23,070

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOBR Safe, Inc. a Delaware corporation

Dated: June 6, 2024	By:	/s/ David Gandini
David Gandini, Chief Executive Officer

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